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                                                                  EXHIBIT (d)(3)


                              BROADCOM CORPORATION
                          CANCELLATION/REGRANT PROGRAM
               NON-EXEMPT EMPLOYEE NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Series A Common Stock of Broadcom Corporation (the "Corporation"). The Option is granted in replacement of the stock option identified on attached Schedule I which was cancelled on June _________, 2001 (the "Cancelled Option") pursuant to the Option Exchange Program filed on Schedule TO with the Securities and Exchange on May ______, 2001.

     Optionee:
               -----------------------------------------------------------------
     Grant Date:                                   , 2001
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     Exercise Price: $                    per share
                      -------------------
     Number of Option Shares:                  shares of Class A Common Stock
                             -----------------
     Expiration Date:                      , 2011
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     Type of Option:             Incentive Stock Option**
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                                 Non-Statutory Stock Option
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**  The spread between the amount realized upon the subsequent sale of the shares purchased under the Incentive Stock Option and the Exercise Price paid for those shares will be taxable as long-term capital gain only if the purchased shares are held for more than two (2) years after the _____________, 2001 grant date of the Option and more than one (1) year after the exercise date.


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     Vesting Schedule: The Option Shares shall vest incrementally in accordance with the same vesting/exercise schedule in effect for the shares subject to the Cancelled Option which this Option replaces. Accordingly, the number of Option Shares vested, as of the Grant Date, is the same as the number of Option Shares for which the Cancelled Option would have been vested at that time had the Cancelled Option remained outstanding in accordance with its terms. As the Optionee continues in Service thereafter, the balance of the Option Shares shall vest in the same number of installments, for the same number of Option Shares per installment and on the same installment dates as the Option Shares subject to the Cancelled Option would have vested had the Cancelled Option continued to remain outstanding. In no event, however, shall any additional Option Shares vest after Optionee's cessation of Service

     Exercise Schedule: The Option shall not become exercisable for any of the Option Shares until the expiration of the six (6)-month period measured from the Grant Date. Upon the expiration of that six (6)-month period, the Option shall become exercisable for any Option Shares which are at that time vested in accordance with the Vesting Schedule set forth above. As the Optionee continues in Service thereafter, the Option shall become exercisable for the balance of the Option Shares in a series of installments as those Option Shares vest incrementally in accordance with the Vesting Schedule.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Broadcom Corporation 1998 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the attached Stock Option Agreement. A copy of the official prospectus for the Plan has been previously delivered to Optionee. However, if Optionee has misplaced his or her copy of the prospectus or would otherwise like to receive another copy, it can be obtained from the Corporate Secretary at the Corporation's principal offices.

     Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN OPTIONEE AND THE CORPORATION ARISING OUT OF, RELATING TO OR CONNECTED WITH THIS OPTION OR THE ATTACHED STOCK OPTION AGREEMENT OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS OPTION OR THE ATTACHED STOCK OPTION AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH THE OPTIONEE IS (OR HAS MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY'S COSTS (INCLUDING BUT NOT LIMITED TO THE ARBITRATOR'S COMPENSATION), EXPENSES AND ATTORNEY'S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR'S DECISION, SHALL BE KEPT CONFIDENTIAL.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


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THIS OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE CANCELLED OPTION
IDENTIFIED IN ATTACHED SCHEDULE I, AND OPTIONEE HEREBY RECONFIRMS AND AGREES THAT OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO ACQUIRE ANY SHARES OF THE CORPORATION'S CLASS A COMMON STOCK UNDER THE CANCELLED OPTION.

DATED:                        , 2001
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                                             BROADCOM CORPORATION

                                             By:
                                                  ------------------------------
                                             Title:
                                                    ----------------------------



                                             -----------------------------------
                                             OPTIONEE

                                             Address:
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


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                                   SCHEDULE I

                       IDENTIFICATION OF CANCELLED OPTION

GRANT DATE:

GRANT NUMBER:

EXERCISE PRICE:

NUMBER OF SHARES ORIGINALLY SUBJECT TO OPTION:

NUMBER OF SHARES SUBJECT TO OPTION AT TIME OF CANCELLATION:

VESTING SCHEDULE: